UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2010

PACIFIC BLUE ENERGY CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-1145876	20-8766002
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1016 W. University Ave. Suite 218

Flagstaff, AZ 86001

(Address of principal executive offices)

(602) 910-4112

(Registrant’s Telephone Number)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 201

San Diego, CA 92103

phone: 619.399.3090

fax: 619.399.0120

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     .Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     .Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     .Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 5, 2010, Pacific Blue Energy Corp., a Nevada corporation, (the “Registrant”) closed a Membership Interest Purchase Agreement (the "MIPA"), whereby the Registrant acquired 100% of the membership interests in Ship Ahoy, LLC, a Arizona limited liability company ("Ship Ahoy").

Ship Ahoy's assets consist of approximately 154 acres of land located 30 miles east of Flagstaff, Arizona, in Coconino County, the land is more specifically described by Assessor's Parcel Number 406-07-004 (the "Property"). Additionally, Ship Ahoy owns a 52.5% economic interest in a wind farm project know as the Sunshine Wind Park (the "Sunshine Wind Park") which is also to be located in Coconino County, Arizona. The economic interest in the Sunshine Wind Park grants Ship Ahoy the right to a continuing 52.5% interest in connection with the development of the Sunshine Wind Park.

The Registrant acquired 100% of the Membership Interests of Ship Ahoy for consideration consisting of: (i) three hundred thousand dollars ($300,000); and, (ii) the issuance of one million restricted shares (1,000,000) of the Registrant's common stock, par value $0.001.

The above description of the Membership Interest Purchase Agreement is intended as a summary only and which is qualified in its entirety by the terms and conditions set forth therein, a copy of such Agreement is filed as an exhibit to this Current Report on Form 8-K (the "Current Report").

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Exemption From Registration. The shares of Common Stock referenced herein are intended to be issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the shares of Common Stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2010, the Board of Directors of the Registrant nominated Mr. George M. Buckingham to become the Company’s Chief Operating Officer. On April 7, 2010, Mr. Buckingham accepted the appointment.

Mr. George M. Buckingham - Mr. Buckingham has been working in the renewable energy sector for the past 7 years as the founder Ship Ahoy, LLC, a company established specifically target large renewable solar and wind energy projects. Mr. Buckingham was also the co-founder of Sunshine Arizona Wind Energy, LLC along with Foresight Wind Energy to develop a commercial wind project east of Flagstaff, AZ. He supervised many aspects from the initial permitting to the sale of option rights to Edison Mission Group, a subsidiary of Edison International. Prior to this, Mr. Buckingham gained 27 years experience in building and development, as the owner of D & S Investco, LLC a General Contracting Company, Arizona license #03024645 and the owner of Western Truss & Components, Inc. a building component manufacturer. He was also the president and owner of Northern Management, Inc. a consulting company involved in land development and real estate. Mr. Buckingham is a graduate of San Diego State University which he attended from 1969-1972.

Item 7.01. Regulation FD Disclosure.

On April 8, 2010, the Registrant issued a press release announcing the acquisition of Ship Ahoy, LLC. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Limitation on Incorporation by Reference.

In accordance with General Instruction B.2 of Form 8−K, the information in this Form 8−K furnished pursuant to Item 7.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Membership Interest Purchase Agreement between Pacific Blue Energy Corp. and Ship Ahoy, LLC (excluding exhibits).
99.1	Press Release dated April 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BLUE ENERGY CORP.

Dated: April 8, 2010	By:	/s/ Joel Franklin
Joel Franklin
Chief Executive Officer

3